OFFICER CLOSING CERTIFICATE

InnSuites Hospitality Trust
REF Debt Conversion

This Officer Closing Certificate (this "Certificate") is delivered in connection with that certain Debt Conversion Agreement dated as of August 19, 2026, by and between InnSuites Hospitality Trust, an Ohio business trust (the "Company"), and Rare Earth Financial, LLC, an Arizona limited liability company ("REF" or the "Creditor") (the "Agreement"). Capitalized terms used but not defined in this Certificate have the meanings given to them in the Agreement.

The undersigned, being the duly authorized Executive Vice President of the Company, hereby certifies, solely in such officer's capacity on behalf of the Company and not in any individual capacity, as follows:

1. Authority.

1.1 The undersigned is a duly elected, qualified, and acting officer of the Company.

1.2 The undersigned is authorized to execute and deliver this Certificate on behalf of the Company pursuant to the written consent or resolutions of the disinterested trustees of the Company approving the Agreement, the Conversion, the issuance of the Shares, and the related closing actions.

1.3 James F. Wirth has not executed this Certificate on behalf of the Company.

2. Final Conversion Terms. The final terms of the Conversion are as follows:

Item	**Final Term**
Converted Debt	$3,000,000.00
Principal included in Converted Debt	$3,000,000.00
Accrued interest included in Converted Debt	$0.00
Other amounts included in Converted Debt	$0.00
Pricing Date	August 18, 2026
Conversion Price	$1.64 per Share
Shares outstanding immediately before Conversion	9,402,834
Exchange Cap percentage	19.99%
Maximum Shares issuable under Exchange Cap	1,879,626
Shares issuable before rounding	1,829,268.2927
Shares issued at Closing	1,829,268
Converted Debt cancelled at Closing	$2,999,999.52
Excess Debt after Closing (waived by creditor)	$0.48

3. Exchange Cap.

3.1 Based on 9,402,834 Shares outstanding immediately before the Conversion, the maximum number of Shares issuable under the 19.99% Exchange Cap is 1,879,626 Shares.

3.2 The issuance of 1,829,268 Shares at Closing does not exceed the Exchange Cap.

3.3 The Company has confirmed that shareholder approval is not required for the issuance of the Shares, based on the NYSE American SLAP authorization and the Company's analysis of the final share issuance.

4. NYSE American/SLAP.

4.1 The Company submitted a Supplemental Listing Application to NYSE American in connection with the Conversion.

4.2 NYSE American authorized the Supplemental Listing Application on August 18, 2026.

4.3 The Company has received or confirmed NYSE American authorization or clearance sufficient to proceed with the Conversion at a Conversion Price of $1.64 per Share and the issuance of 1,829,268 Shares.

4.4 To the undersigned's knowledge, the Company has not received any written notice from NYSE American prohibiting the Company from closing the Conversion on the terms described in this Certificate.

5. Debt Confirmation.

5.1 As of the Closing Date, the Company is indebted to REF in the amount of at least $3,000,000 under the Historical Credit Documents and related advances, amendments, records, and schedules identified in Exhibit A to the Agreement.

5.2 The Converted Debt consists of $3,000,000 of principal, $0 of accrued interest, and $0 of other amounts.

5.3 The Converted Debt represents bona fide indebtedness owed directly by the Company to REF.

5.4 The Converted Debt does not include indebtedness of Tucson Hospitality Properties, LLLP, Albuquerque Suite Hospitality, LLC, RRF LLLP, InnSuites Hotels Inc., or any other affiliate of the Company, except to the extent any such amount has been expressly assumed by the Company in writing and identified as a direct obligation of the Company to REF in the debt reconciliation schedule.

5.5 To the undersigned's knowledge, the Company has no offsets, counterclaims, disputes, defenses, side agreements, or other arrangements that would reduce the Converted Debt below $3,000,000.

6. Books and Records; Accounting Treatment.

6.1 The Converted Debt is reflected in, and supported by, the Company's books and records.

6.2 Management expects that the Conversion will reduce Company liabilities by approximately $3,000,000 and increase stockholders' equity by approximately $3,000,000, subject to final accounting entries and applicable financial statement presentation requirements.

6.3 The Company acknowledges that counsel is not providing accounting advice and is not independently verifying the Company's accounting records, the amount of the Converted Debt, or the financial statement effect of the Conversion.

6.4 The Company further acknowledges that counsel is entitled to rely on management's confirmation regarding the existence, amount, validity, classification, and expected accounting treatment of the Converted Debt and the Conversion.

7. Related-Party Approval.

7.1 REF is a related party of the Company because REF is owned or controlled by James F. Wirth, his wife, and/or other family members.

7.2 Mr. Wirth is the Company's President and Chief Executive Officer, a trustee, and a significant shareholder of the Company.

7.3 The material facts regarding Mr. Wirth's interest in REF and the Conversion were disclosed to the disinterested trustees of the Company.

7.4 Mr. Wirth abstained or recused himself from the Company's approval of the Agreement, the Conversion, and the issuance of the Shares, except to provide factual information requested by the disinterested trustees.

7.5 The Agreement, the Conversion, the Conversion Price, the Exchange Cap calculation, the issuance of the Shares, and the final exhibits and closing actions have been approved by the disinterested trustees, the Audit Committee, or another authorized body or officer acting under authority granted by the disinterested trustees.

8. Transfer Agent.

8.1 The Company has instructed, or will instruct concurrently with Closing, its transfer agent to issue 1,829,268 restricted Shares to REF in book-entry form.

8.2 The Shares will bear an appropriate restrictive legend or book-entry notation reflecting that the Shares have not been registered under the Securities Act of 1933, as amended, and may not be transferred except pursuant to registration or an available exemption from registration.

9. SEC, Section 16, and Beneficial Ownership Matters.

9.1 The Company has considered the SEC filing, Section 16, beneficial ownership, Schedule 13D or 13G, related-party disclosure, and insider trading policy implications of the Conversion.

9.2 The Company will prepare and file, or coordinate the preparation and filing of, such Current Reports on Form 8-K, Forms 4, Schedule 13D or Schedule 13G amendments, transfer agent materials, press releases, periodic report disclosures, and related filings or disclosures as the Company determines, in consultation with counsel, to be required or advisable.

9.3 The Company understands that completion of the Conversion does not, by itself, clear any officer, trustee, affiliate, REF, James F. Wirth, Gail Wirth, or any related person to trade in Company securities.

10. Conditions to Closing.

10.1 The final Agreement, Exhibit A, Exhibit B, and Exhibit C have been completed in final form.

10.2 The final Conversion Price, Exchange Cap calculation, share issuance amount, debt cancellation amount, and Excess Debt amount are accurately reflected in the Agreement and this Certificate.

10.3 To the undersigned's knowledge, no law, order, NYSE American rule, governmental restriction, contractual restriction, transfer agent restriction, or other legal impediment prohibits the Company from closing the Conversion on the terms described in this Certificate.

10.4 All Company-side transaction documents are being executed by a non-conflicted officer unless otherwise authorized by the disinterested trustees.

10.5 All conditions to the Company's obligation to close the Conversion have been satisfied or waived by the Company, the disinterested trustees, the Audit Committee, or another authorized body or officer, as applicable.

11. Reliance. This Certificate is delivered for the benefit of the Company and may be relied upon by the Company, the disinterested trustees, the Audit Committee, the Company's transfer agent, NYSE American, and the Company's counsel in connection with the Agreement, the Conversion, the issuance of the Shares, and related closing, SEC, NYSE American, and disclosure matters.

{Signature Page Follows}

IN WITNESS WHEREOF, the undersigned has executed this Officer Closing Certificate as of August 19, 2026.

INNSUITES HOSPITALITY TRUST
an Ohio business trust

By: ______________________________ EVP
Name: Marc E. Berg
Title: Executive Vice President